Exhibit 21
Subsidiaries of the Registrant
Publix Alabama, LLC (filed in Alabama)
Publix Apron’s Event Planning and Catering, LLC (filed in Florida)
Publix Asset Management Company (filed in Florida)
Publix Associate Services, LLC (filed in Florida)
Publix North Carolina, LP (filed in Florida)
Publix North Carolina Employee Services, LLC (filed in Florida)
Publix Tennessee, LLC (filed in Florida)
Central and Second Insurance Company (filed in Georgia)
Morning Song, LLC (filed in Florida)
PSM F1, Inc. (filed in Florida)
PTO, LLC (filed in Florida)
Real Sub, LLC (filed in Florida)